Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 of Northern Lights Fund Trust II with respect to the filing of the Prospectus/Proxy Statement and Statement of Additional Information for Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Northern Lights Fund Trust II.

We also consent to the incorporation by reference of our report dated May 30, 2023, with respect to the financial statements and financial highlights of the Target Funds; Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Professionally Managed Portfolios included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

July 11, 2023